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                                                                    EXHIBIT 32.1

                    CERTIFICATION PURSUANT TO 18 U.S.C. 1350

In connection with the Quarterly Report of Sanderson Farms, Inc. (the "Company") on Form 10-Q for the quarter ended January 31, 2004 (the "Report"), I, Joe F. Sanderson, Jr., President and Chief Executive Officer of the Company, certify that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joe F. Sanderson, Jr.
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Joe F. Sanderson, Jr.
President and Chief Executive Officer
February 24, 2004